Registration No. 333‑ 173326

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S‑8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
__________________

JOHNSON CONTROLS, INC.
(Exact name of registrant as specified in its charter)

Wisconsin	39‑0380010
(State of other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

5757 N. Green Bay Avenue
Milwaukee, Wisconsin	53209
(Address of principal executive offices)	(Zip Code)

Johnson Controls Savings and Investment (401k) Plan
Johnson Controls Automotive Experience Production Employees
Savings and Investment (401k) Plan
Johnson Controls Building Efficiency Retirement Savings Plan/
Account Level Employees
Johnson Controls Federal Systems, Inc. Retirement Savings Plan
Avanzar Interior Technologies, Ltd. Savings and Investment (401k) Plan
Bridgewater, LLC Savings and Investment (401k) Plan
JCIM US, LLC Savings and Investment (401k) Plan
(Full title of the plans)
____________________
Jerome D. Okarma
Vice President, Secretary and General Counsel
Johnson Controls, Inc.
5757 N. Green Bay Avenue
Milwaukee, Wisconsin 53209
(414) 524-1200
(Name, address and telephone number, including area code, of agent for service)
__________________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒                             Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)        Smaller reporting company ☐
This Post-Effective Amendment No. 1 is being filed to add a new plan and exhibits to the Registration Statement without increasing the amount of securities registered under the Registration Statement.
This Post-Effective Amendment No. 1 to the Registration Statement shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 464 under the Securities Act of 1933.

EXPLANATORY NOTE

Johnson Controls, Inc. (the “Registrant”) filed the Form S-8 Registration Statement No. 333-173326 (the “Registration Statement”) with the Securities and Exchange Commission on April 6, 2011 to register 20,000,000 shares of the Registrant’s common stock to be offered pursuant to the Johnson Controls Savings and Investment (401k) Plan, Johnson Controls Automotive Experience Production Employees Savings and Investment (401k) Plan, Johnson Controls Building Efficiency Retirement Savings Plan/Account Level Employees, Johnson Controls Federal Systems, Inc. Retirement Savings Plan, Avanzar Interior Technologies, Ltd. Savings and Investment (401k) Plan and Bridgewater, LLC Savings and Investment (401k) Plan (together, the “Original Plans”).

The purpose of this Post-Effective Amendment No. 1 is to add an additional plan, the JCIM US, LLC Savings and Investment (401k) Plan (the “JCIM 401(k) Plan”), to the Registration Statement. The Registration Statement registered a sufficient number of shares of the Registrant’s common stock to cover the Registrant’s obligations under the JCIM 401(k) Plan and the Original Plans (together, the “Plans”). Item 8 and the Exhibit Index to the Registration Statement are also amended.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.        Exhibits.

The exhibits filed herewith or incorporated herein by reference are set forth in the attached Exhibit Index.

The undersigned Registrant hereby undertakes that it has submitted the Plans, and any amendments thereto, to the Internal Revenue Service in a timely manner and has made or will make all changes required by the Internal Revenue Service in order to continue the qualification of the Plans under Section 401 of the Internal Revenue Code of 1986, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on or before May 8, 2013.

JOHNSON CONTROLS, INC.

By:	/s/ Jerome D. Okarma
Jerome D. Okarma
Vice President, Secretary and
General Counsel

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below on or before May 8, 2013, by the following persons in the capacities indicated.

/s/ Stephen A. Roell* Stephen A. Roell	Chairman, Chief Executive Officer and Director (principal executive officer)
/s/ R. Bruce McDonald R. Bruce McDonald	Executive Vice President and Chief Financial Officer (principal financial officer)
/s/ Brian J. Stief Brian J. Stief	Vice President and Corporate Controller (principal accounting officer)
/s/ David P. Abney* David P. Abney	Director
/s/ Dennis W. Archer* Dennis W. Archer	Director
/s/ Natalie A. Black* Natalie A. Black	Director
Julie L. Bushman	Director
/s/ Eugenio Clariond Reyes-Retana* Eugenio Clariond Reyes-Retana	Director

/s/ Richard Goodman* Richard Goodman	Director
/s/ Jeffrey A. Joerres* Jeffrey A. Joerres	Director
/s/ William H. Lacy* William H. Lacy	Director
Mark P. Vergnano	Director
* By the following, as attorney-in-fact: /s/ Jerome D. Okarma Jerome D. Okarma, attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, as amended, the Johnson Controls Employee Benefits Policy Committee, which administers the JCIM US, LLC Savings and Investment (401k) Plan, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, and the State of Wisconsin, on or before May 8, 2013.

JCIM US, LLC SAVINGS AND INVESTMENT (401K) PLAN

By:	/s/ Susan F. Davis
Susan F. Davis

By:	/s/ Jerome D. Okarma
Jerome D. Okarma

By:	/s/ R. Bruce McDonald
R. Bruce McDonald

The foregoing persons are all members of the Johnson Controls Employee Benefits Policy Committee, which is the administrator of the JCIM US, LLC Savings and Investment (401k) Plan.

EXHIBIT INDEX

Exhibit No.	Exhibit
(4.1)
Restated Articles of Incorporation of Johnson Controls, Inc., as amended through January 23, 2013 (incorporated by reference to Exhibit 3.1 to Johnson Controls, Inc.’s Current Report on Form 8-K filed January 28, 2013) (Commission File No. 1-5097).

(4.2)
Johnson Controls, Inc. By-Laws, as amended and restated through January 24, 2013 (incorporated by reference to Exhibit 3.2 to Johnson Controls, Inc.’s Current Report on Form 8-K filed January 28, 2013) (Commission File No. 1-5097).

(23.1)*	Consent of PricewaterhouseCoopers LLP.
(24)
Powers of Attorney (incorporated by reference to the signature page to the Registrant’s Registration Statement on Form S-8 (File No. 333-173326) filed with the Securities and Exchange Commission on April 6, 2011).

* Filed herewith.